Exhibit 99.2

Occidental Announces Total Consideration for its Cash Tender Offers and Consent Solicitations for Certain of its Senior Notes and Debentures

HOUSTON — March 5, 2026 — Occidental (NYSE: OXY) today announced the consideration payable in respect of its offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its Zero Coupon Senior Notes due 2036 (the “0.000% 2036 Notes”), 6.125% Senior Notes due 2031 (the “6.125% 2031 Notes”), 6.625% Senior Notes due 2030 (the “6.625% 2030 Notes”), 7.200% Debentures due 2029 (the “7.200% 2029 Debentures”) and 7.950% Debentures due 2029 (the “7.950% 2029 Debentures” and, together with the 0.000% 2036 Notes, the 6.125% 2031 Notes, the 6.625% 2030 Notes and the 7.200% 2029 Debentures, the “Notes”) and the solicitation of consents (the “Consent Solicitations”) with respect to the Notes (other than the 0.000% 2036 Notes), upon the terms and conditions described in Occidental’s Offer to Purchase and Consent Solicitation Statement, dated February 19, 2026, as amended (the “Offer to Purchase”).

The consideration (the “Total Consideration”) for each $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time (as defined below) and accepted for purchase pursuant to the Tender Offers was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified in the table below, plus the yield of the applicable U.S. Treasury security specified in the table below (the “Reference Treasury Security”), based on the bid-side price of such Reference Treasury Security as quoted on the Bloomberg Reference Page specified in the table below at 10:00 a.m., New York City time, on March 5, 2026.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding (1)	Aggregate Principal Amount Tendered as of the Early Tender Time and Accepted for Purchase	Reference Treasury Security	Reference Yield	Bloomberg Reference Page(2)	Fixed Spread	Early Tender Premium(3)	Total Consideration(3)
Zero Coupon Senior Notes due 2036	674599DG7 / US674599DG73	$284,540,000 (4)	$21,533,000	4.125% U.S. Treasury Notes due 02/15/2036	4.136%	FIT1	+ 55 basis points	$30	$612.42
6.125% Senior Notes due 2031	674599EF8 / US674599EF81	$1,142,749,000	$843,259,000	3.750% U.S. Treasury Notes due 01/31/2031	3.730%	FIT1	+ 60 basis points	$30	$1,069.83
6.625% Senior Notes due 2030	674599ED3 / US674599ED34	$1,449,459,000	$335,208,000	3.750% U.S. Treasury Notes due 01/31/2031	3.730%	FIT1	+ 50 basis points	$30	$1,086.83
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(1)	Aggregate principal amount outstanding as of the date hereof.

(2)	The page on Bloomberg from which the Lead Dealer Manager (as defined below) quoted the bid-side price of the Reference Treasury Security.

(3)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase by Occidental. The Total Consideration includes the Early Tender Premium (as defined below).

(4)
Aggregate principal amount at maturity. The accreted value as of April 10, 2026, the next applicable Accreted Value Calculation Date, will be approximately $580,925.31 per $1,000,000 aggregate principal amount at maturity of the Zero Coupon Senior Notes due 2036.

Holders of Notes that were validly tendered at or prior to 5:00 p.m., New York City time, on March 4, 2026 (the “Early Tender Time”) and accepted for purchase pursuant to the applicable Tender Offer will receive the Total Consideration for such series of Notes, which includes the applicable early tender premium for such series of Notes as set forth in the table above (the “Early Tender Premium”). All holders of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest, if any, on such Notes from the last interest payment date with respect to those Notes to, but not including, March 9, 2026 (the “Early Settlement Date”). Subject to the terms and conditions described in the Offer to Purchase, Occidental will purchase any Notes that have been validly tendered at or prior to the Early Tender Time and accepted in the applicable Tender Offer on the Early Settlement Date.

Citigroup Global Markets Inc. is the sole Lead Dealer Manager (the “Lead Dealer Manager”) in connection with the Tender Offers and the sole Lead Solicitation Agent in connection with the Consent Solicitations, and J.P. Morgan Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC are the Co-Dealer Managers in connection with the Tender Offers and the Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106, J.P. Morgan Securities LLC at (toll-free) (866) 834-4666 or (collect) (212) 834-3424, RBC Capital Markets, LLC at (toll-free) (877) 381-2099 or (collect) (212) 618-7843, TD Securities (USA) LLC at (toll-free) (866) 584-2096 or (collect) (212) 827-2842 or Wells Fargo Securities, LLC at (toll-free) (866) 309-6316 or (collect) (704) 410-4235. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll-free) (855) 654-2015 or by email to contact@gbsc-usa.com.

None of Occidental, the Dealer Managers and Solicitation Agents, the Tender Agent and Information Agent, the trustee under the indenture governing the Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers and Consent Solicitations. Holders must make their own decision as to whether to participate in the Tender Offers and Consent Solicitations and, if so, the principal amount of Notes as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Occidental by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Occidental

Occidental is an international energy company that produces, markets and transports oil and natural gas to maximize value and provide resources fundamental to life. The company leverages its global leadership in carbon management to advance lower-carbon technologies and products. Headquartered in Houston, Occidental primarily operates in the United States, the Middle East and North Africa. To learn more, visit oxy.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: general economic conditions, including slowdowns and recessions, domestically or internationally; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings or future increases in interest rates; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations and volatility; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of Occidental’s proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; government actions (including the effects of announced or future tariff increases and other geopolitical, trade, tariff, fiscal and regulatory uncertainties), war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events (such as in Latin America); inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental’s ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects; Occidental’s ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections or projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses, including retained liabilities and indemnification obligations associated with the chemical business; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions; health, safety and environmental (HSE) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations and litigation (including related to climate change or remedial actions or assessments); legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, and deep-water and onshore drilling and permitting regulations; Occidental’s ability to recognize intended benefits from its business strategies and initiatives, such as the sale of the chemical business, Occidental’s low-carbon ventures businesses and announced greenhouse gas emissions reduction targets or net-zero goals; changes in government grant or loan programs; potential liability resulting from pending or future litigation, government investigations and other proceedings; disruption or interruption of production or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity; the scope and duration of global or regional health pandemics or epidemics and actions taken by government authorities and other third parties in connection therewith; the creditworthiness and performance of Occidental’s counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates, deductions, incentives or credits; and actions by third parties that are beyond Occidental’s control.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect our results of operations and financial position appear under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in Occidental’s other filings with the U.S. Securities and Exchange Commission.

Contacts

Media	Investors
Eric Moses	Babatunde A. Cole
713-497-2017	713-552-8811
eric_moses@oxy.com	investors@oxy.com